UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	333-169794	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

    On February 3, 2012, ICON ECI Fund Fifteen, L.P. ("Fund Fifteen") and certain of its affiliates participated in a secured term loan facility where each agreed to advance subsidiaries of Revstone Transportation, LLC (“Revstone”) up to 55% of the value of all of Revstone’s manufacturing  equipment and related collateral.  The aggregate amount of the loan was $37,000,000 of which Fund Fifteen's portion was $7,250,000. The loan is for a period of sixty months. The equipment includes, among other things, casting, fineblanking and machining equipment that is used in Revstone’s automotive parts manufacturing operations.  Revstone’s  primary customers encompass most of North America’s automotive original equipment manufacturers (OEMs) such as General Motors, Ford and Chrysler as well as Japanese, German and Korean OEMs, namely Toyota, Honda, Nissan, Mercedes and BMW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI Fund Fifteen, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: February 7, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer